Exhibit 10.3

ALLARITY THERAPEUTICS, INC.

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made as of June 29, 2023, by Allarity Therapeutics, Inc, a Delaware corporation (“Allarity”) and Allarity Acquisition Subsidiary, Inc., a Delaware Corporation (the “Allarity Acquisition Sub”, and together with Allarity, the “Company”), in favor of 3i, LP. a Delaware limited partnership (the “Holder”).

RECITAL

The Holder and Allarity have executed the Secured Note Purchase Agreement dated June 29, 2023, as may be amended from time to time (the “Purchase Agreement”) and the Holder has been issued one or more Secured Promissory Notes (as they may be amended from time to time, each, a “Note” and collectively, the “Notes”) which are part of a series of Notes issued or to be issued by Allarity pursuant to the Purchase Agreement. The Notes and the Purchase Agreement provide that the obligations under such Notes will be secured by the assets of the Company pursuant to this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. All terms capitalized but not otherwise defined in this Agreement will have the same meanings in this Agreement as in each Note.

2. Grant of Security Interest. To secure the complete and timely satisfaction of the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Purchase Agreement, this Agreement, the Notes and any other Transaction Documents or other agreements between the Company and the Holder whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (the “Obligations”), the Company hereby pledges, assigns and grants to the Holder a continuing lien and security interest in all of the Company’s right, title and interest in, to and under all personal property and assets of the Company, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

a) One hundred percent ownership interest by Allarity in the common stock of Allarity Acquisition Sub and holder of all of the assets of Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark (“Allarity A/S”) pursuant to that certain Amended and Restated Plan of Reorganization and Asset Purchase Agreement between Allarity, Allarity Acquisition Sub and Allarity A/S dated May 20, 2021 as amended on September 23, 2021;

b) any and all patents and patent applications including, without limitation, the inventions and improvements described and claimed in the Company’s patents and patent applications and (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of those patents and patent applications, (ii) all income, damages and payments now and in the future due or payable under or with respect to those patents and patent applications, including, without limitation, damages and payments for past or future infringements, (iii) the right to sue for past, present and future infringements, and (iv) all rights corresponding to those rights throughout the world (all of the foregoing patents and applications, together with the items described in clauses (i)-(iv) of this subsection, are sometimes referred to individually as a “Patent” and, collectively, as the “Patents”);

c) any and all trademarks, trademark registrations, trademark applications, trade names and trade styles, service marks, service mark registrations and service mark applications of the Company and (i) renewals or extensions of those marks, registrations, applications, names and styles, (ii) all income, damages and payments now and in the future due or payable with respect to marks, registrations, applications, names and styles, including, without limitation, damages and payments for past or future infringements, (iii) the right to sue for past, present and future infringements, and (iv) all rights corresponding to those rights throughout the world (all of the foregoing trademarks, trade names and trade styles, service marks and applications and registrations, together with the items described in clauses (i)-(iv) of this subsection, are sometimes referred to individually as a “Trademark” and, collectively, as the “Trademarks”);

d) the goodwill of the Company’s business connected with and symbolized by the Trademarks;

e) any and all copyrights and copyright registrations and applications of the Company and (i) renewals, extensions and continuous of those copyrights, registrations and applications, (ii) all income, damages and payments now and in the future due or payable under or with respect to those copyrights, registrations and applications, including without limitation, damages and payments for past, present and future infringements, (iii) the right to sue for past, present and future infringements, and (iv) all rights corresponding to those rights throughout the world (all of the foregoing copyrights and applications, together with the items described in clauses (i)-(iv) of this subsection, are sometimes hereafter referred to individually as a “Copyright” and, collectively, as the “Copyrights”);

f) any and all licenses related to the Patents, Trademarks and Copyrights (the “Licenses”;

g) any and all other property or assets, whether presently existing or hereafter created or acquired, including, without limitation, all accounts, chattel paper (including tangible and electronic chattel paper), documents (including negotiable documents), instruments (including promissory notes), letter of credit rights, money, deposit accounts, general intangibles (including intellectual property, patents, trademarks, copyrights, trade secrets, goodwill, payment intangibles and software), returns, repossessions, investment property and financial assets, insurance claims and proceeds, books and records relating thereto, and computers and equipment containing such books and records, claims, contracts and contract rights, and all goods, including, without limitation, fixtures, equipment (including all accessions and additions thereto), commercial tort claims, and inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions) as such terms are defined or otherwise used in the Uniform Commercial Code;

h) all real property, leasehold interests and fixtures; and

i) all proceeds, including cash proceeds and noncash proceeds and products of any of the foregoing items described at subsections 2(a)-(f) (all of the items referred to at subsections 2(a)-(g), whether presently existing or hereafter created or acquired.

“Uniform Commercial Code” means Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

3. Perfection of Security Interests. At any time and from time to time, upon demand of the Holder, the Company will execute, file, and record any notice, financing statement, or other instrument, including appropriate financing and continuation statements and collateral agreements and filings with the Delaware Secretary of State, United States Patent and Trademark Office and the Register of Copyrights, or any other recording office necessary to create, continue, or perfect the security interest granted by this Agreement or to enable the Holder to exercise or enforce its rights under this Agreement, all in form and substance satisfactory to the Holder. In connection with the foregoing, the Company covenants that it will notify the Holder in writing at least thirty (30) days in advance of filing a registration for copyright and the Company will file such documents and instruments necessary to perfect the security interest granted hereby in such copyright; provided, however, that the Holder shall take reasonable steps to assist the Company to perfect such security interest at the time of filing or thereafter. This Agreement creates in favor of the Holder a legal, valid and enforceable Lien on and security interest in the Collateral, as security for the Obligations. Such Lien and security interest is (or in the case of Collateral in which the Company obtains any right, title or interest after the date hereof, will be), subject only to Permitted Liens, a first priority, valid, enforceable and perfected Lien on and security interest in all personal property of the Company.

The Company hereby irrevocably appoints the Holder as its attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Holder’s discretion, to take any action and to execute any instrument which the Holder may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, to file any claims or take any action or institute any action, suit or proceedings which the Holder may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Holder with respect to any Collateral, to execute assignments, licenses and other documents to enforce the rights of the Holder with respect to any Collateral, and (vi) to verify any and all information with respect to any and all accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are fully performed and paid in full.

4. Representations and Warranties. The Company represents and warrants to the Holder that:

a) Except for the security interest granted under this Agreement, the Company is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens (as defined below) except for Permitted Liens (as defined below).

b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except (i) such as may have been filed by the Company for the benefit of the Holder pursuant to this Agreement, and (ii) for Permitted Liens.

For purposes of the foregoing:

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Permitted Lien” means: (a) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (b) Liens (i) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the equipment so acquired, improvements thereon and the proceeds of such equipment; (c) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (b) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

5. Certain Restrictions on Future Agreements. The Company agrees that until the Obligations have been satisfied in full, the Company will not sell or assign its interest in, or grant any license under, other than in the ordinary course of business or in connection with a Permitted Lien, the Collateral, or enter into any other agreement with respect to the Collateral that is inconsistent with the Company’s obligations under this Agreement, without the Holder’s consent, and the Company further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to the Holder under this Agreement.

6. Term. Subject to Section 8 below, the term of the security interest granted in this Agreement will extend until the aggregate Obligations to all of the Notes have been paid in full, at which time the Company and any of its duly appointed officers is hereby authorized to file any termination statement under the Uniform Commercial Code in effect in any jurisdiction to terminate the financing statements that evidence the security interest in the Collateral created by this Agreement and the Notes. Upon payment in full of the Obligations, the Holder will execute and deliver to the Company all deeds, assignments and other instruments, and will take such other actions, as may be necessary or proper to re-vest in the Company full title to the Collateral, subject to any disposition which may have been made by the Holder pursuant to this Agreement. The Obligations to the Holder shall be deemed to be paid in full upon conversion or forgiveness of the Notes pursuant to the terms thereof, and this Agreement shall terminate as of the date of such conversion or forgiveness, provided that the obligations of the the Holder under this Section 6 shall survive such termination.

7. Duties of the Company; Further Assurances; Future Subsidiaries. The Company will have the duty to preserve and maintain all rights in the Collateral. Any expenses incurred in connection with the Company’s obligations under this Section 7 will be borne by the Company. The Company will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Holder may reasonably request in order to: (i) perfect and protect the Lien and security interest of the Holder created hereby; (ii) enable the Holder to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the deposit accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all chattel paper and each License and, at the request of the Holder, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Holder, indicating that such chattel paper, License or Collateral is subject to the Lien and security interest created hereby, (B) delivering and pledging to the Holder each promissory note, security, chattel paper or other instrument, now or hereafter owned by any Company, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Holder, (C) executing and filing (to the extent, if any, that the Company’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Holder may reasonably request in order to perfect and preserve the security interest created hereby, (D) furnishing to the Holder from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Holder may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Holder’s security interest created hereby and obtaining a written acknowledgment from such Person, in form and substance satisfactory to the Holder, that such Person holds possession of the Collateral for the benefit of the Holder, (F) if at any time after the date hereof, the Company acquires or holds any commercial tort claim, promptly notifying the Holder in a writing signed by the Company setting forth a brief description of such Commercial Tort Claim and granting to the Holder a Lien and security interest therein and in the Proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Holder, (G) upon the acquisition after the date hereof by the Company of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing the Holder to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Holder in accordance with this Agreement and (H) taking all actions required by the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

If the Company hereafter creates or acquires any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Company shall deliver to the Holder the stock certificates representing all of the capital stock of such subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Holder that the security interest in such uncertificated securities has been transferred to and perfected by the Holder, in accordance with Sections 8-313, 8-321 and 9-115 of the Code or any other similar or local or foreign law that may be applicable). The Company agree that the pledge of the shares of capital stock acquired by a Company of foreign subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the Company in favor of the Holder, which pledge agreements will provide for the pledge of such shares of capital stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of capital stock, the Holder may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of capital stock.

8. Rights and Remedies Upon Default.

Beginning on the date on which any Event of Default shall have occurred, and while such Event of Default is continuing:

(i) The Holder may exercise in addition to all other rights and remedies granted to it under this Agreement, all rights and remedies of a secured party under the Uniform Commercial Code.

(ii) The Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(iii) The Company shall, at the request of the Holder, assemble the Collateral at such place or places as may be reasonably designated by the Holder.

(iv) The Holder may, in its sole discretion, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(v) The Holder may take immediate possession and occupancy of any premises owned, used or leased by Company and exercise all other rights and remedies of an assignee which may be available to a secured party.

(vi) The Holder may, upon ten (10) days’ prior written notice to the Company of the time and place (which notice the Company hereby agrees is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Holder, sell lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Holder deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Holder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Holder may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

9. Expenses. All fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Holder in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Collateral will be borne by and paid by the Company on demand by the Holder. If any suit or action is instituted to enforce any provision of this Agreement, the substantially prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

11. Waiver and Amendment; Entire Agreement. Any provision of this Agreement may be amended, waived or modified only by an instrument in writing signed by the Company and the Holder. This Agreement, the Note and the other Transaction Documents represent the final agreement of the Company and the Holder as to all matters addressed herein and supersede all previous agreements, negotiations, and discussions by the parties regarding the subject matters addressed herein.

12. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to principles of choice of law.

14. Cumulative Remedies. All of Holder’s rights and remedies with respect to the Collateral whether established hereby, by a Note, by any other agreements or by law will be cumulative and may be exercised singularly or concurrently. The Company acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Holder under a Note but rather is intended to facilitate the exercise of such rights and remedies. Holder will have, in addition to all other rights and remedies given them by the terms of this Agreement and the Notes, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which Collateral may be located.

15. Mailing of Notices. Any notice required or permitted pursuant to this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to a Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

16. Headings; Interpretation. Paragraph headings used in this Agreement are for convenience only and will not modify the provisions that they precede. The term “including” shall be interpreted to mean “including but not limited to.”

17. Further Assurances. The Company agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as the Holder reasonably requests from time to time in order to carry out the purpose of this Agreement and agreements set forth in this Agreement.

18. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ALLARITY:

Allarity Therapeutics, Inc.

By:	/s/ James G. Cullem
Name:	James G. Cullem
Title:	CEO
Address:	24 School Street, 2nd Floor Boston, MA 02108

ALLARITY ACQUISITION SUB:

Allarity Acquisition Subsidiary, Inc.

By:	/s/ James G. Cullem
Name:	James G. Cullem
Title:	CEO
Address:	24 School Street, 2nd Floor Boston, MA 02108

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

HOLDER:

3i, LP

By:	/s/ Maier Tarlow
Name:	Maier Tarlow
Title:	Manager of the GP
Address:	140 Broadway Floor 38 New York, NY 10005